 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  May 19, 2014

Anchor Bancorp
(Exact name of registrant as specified in its charter)

Washington	001-34965	26-3356075
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

601 Woodland Square Loop, SE
Lacey, Washington  98530
(Address of principal executive offices and zip code)

(360) 491-2250
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)(3)Compensatory Arrangements of Certain Officers – Employment Agreements and Change in Control Agreement

    On May 19, 2014, Anchor Bancorp’s (the “Company”) financial institution subsidiary, Anchor Bank (“Bank”), entered into employment agreements with Jerald L. Shaw, President, Chief Executive Officer and a director of the Company and the Bank, and with Terri L. Degner, Executive Vice President, Chief Financial Officer and a director of the Company, and Executive Vice President, Chief Financial Officer, Treasurer and a director of the Bank (together, the “executives”).  The material terms of the employment agreement (sometimes referred to in this summary as the “agreement”) are summarized below and a copy of the form of the agreement is furnished and attached hereto as Exhibit 10.1, and incorporated herein by reference.

On May 19, 2014, the Bank also entered into a change in control severance agreement with Gregory H. Schultz, Executive Vice President and Chief Lending Officer of the Bank.  The material terms of the change in control severance agreement are summarized below and a copy of the form of the agreement is furnished and attached hereto as Exhibit 10.2, and incorporated herein by reference.

Employment Agreements

The employment agreements are effective on May 19, 2014, and provide for an initial three-year term, provided the agreement has not been terminated earlier by either party to the agreement.  On each anniversary beginning on May 19, 2015, the term of the agreement will be extended for a period of one year in addition to the then-remaining term unless notice is given by the executive to the Bank, or by the Bank to the executive, at least 90 days prior to such anniversary, that the agreement will not be extended.

Under the employment agreements, Mr. Shaw’s and Ms. Degner’s annual base salary is $260,000 and $150,000, respectively.  These amounts may be increased at the discretion of the Board of Directors of the Bank (“Board”) or an authorized committee of the Board as provided for in the agreement (“Committee”). The executive’s annual base salary will be adjusted from time to time to reflect amounts approved by the Board or by the Committee.

The executives also may participate, to the same extent as executive officers of the Bank generally, in all plans of the Bank relating to pension, retirement, thrift, profit-sharing, savings, group or other life insurance, hospitalization, medical and dental coverage, travel and accident insurance, education, cash bonuses, and other retirement or employee benefits or combinations thereof.  In addition, the executives are entitled to participate in any other fringe benefit plans or perquisites which are generally available to the Bank’s executive officers, including but not limited to supplemental retirement, deferred compensation programs, supplemental medical or life insurance plans, company cars, club dues, physical examinations, financial planning and tax preparation services.  The executives also will receive an annual paid vacation, and voluntary leaves of absence, with or without pay, from time to time at such times and upon such conditions as the Board or the Committee may determine.

The agreements may be terminated by the executive upon the occurrence of certain events all as described in the definition of “Involuntary Termination” in the agreements.  The agreements may be terminated by the Board at any time.  If the executive’s employment is terminated other than for cause, without the executive’s consent or by the executive for good reason, then for 18 months after the date of termination the Bank would be required to pay the executive’s salary at the rate in effect immediately prior to the date of termination, and continue the executive’s coverage under the Bank’s medical, life and disability programs.

The employment agreements also provide for severance payments and other benefits if an executive is involuntarily terminated during the period beginning on the six month anniversary preceding a change in control (as defined in the agreements) and ending on the first anniversary of the effective time of the change in control.  In such an event, the Bank shall (i) pay the executive his or her salary through the date of termination (ii) pay the executive within 25 days after the date of termination a cash lump sum equal to 2.99 times his or her  “base amount”, as determined under Section 280G of the Internal Revenue Code (“Code”) determined at the effective time of the change in control event (generally, “base amount” means the average of the executive’s includible compensation from the Bank during the 5-year period ending with the year preceding the year in which the change in control event occurs); and (3) continue to provide the executive during the remaining term of the agreement with various group benefits, such as medical, dental and long term disability insurance, or if such coverage is not available to the executive, then a lump sum cash payment within 25 days of the executive’s termination equal to the present value of the monthly cost of such coverage that cannot be provided, as such value is determined under the Code.  The agreement further provides that if the executive’s payment made in connection with a change in control equals or exceeds three times the executive’s base amount, then a portion of those payments will be deemed to be “excess parachute payments” pursuant to the provisions of Section 280G of the Code.  Any such payments will be reduced to the extent necessary to ensure that no amounts payable to the executive will be considered excess parachute payments.

The agreement includes noncompetition provisions that restrict the executives, during the one-year period following termination of the agreement, from becoming a director, officer or employee of or consultant to any bank, savings bank, savings and loan association, credit union or similar financial institution or holding company of any such entity in any county in which the Bank or any other affiliate of the Bank operates a full service branch office or lending center on the date of termination of the agreement.  However, the executive may acquire and own an interest in a business that is dissimilar from that of the Bank or the Company, or solely as a passive investor in any business.  The agreement also includes confidentiality and non-solicitation restrictions.

The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to the form of employment agreement, a copy of which is furnished as Exhibit 10.1 and is incorporated herein by reference.

Change in Control Severance Agreement

The change in control severance agreement for Mr. Schultz (the “employee”) is effective on May 19, 2014 (the “Effective Date”) and has an initial three-year term from the Effective Date until May 19, 2017.  The agreement is renewable for an additional one-year period, in addition to the then-remaining term, on each May 19th after the Effective Date, provided that within 90 days prior to that date neither the employee nor the Bank has given notice to the other in writing at least 90 days prior to such anniversary that the term of the agreement will not be extended.

If within six months following a change in control (as defined in the agreement), the employee's employment is terminated without cause, or the employee voluntarily terminates employment on account of the occurrence of certain events described in the agreement ("Involuntary Termination"), the Bank shall (1) pay the employee his salary through the date of termination of employment; (2) within 25 days of the date of termination of employment make a cash lump sum payment to the employee equal to one times the employee’s annual salary determined as of the date of termination of employment; and (3) continue to pay, for the one-year period beginning on the date of termination, for the life, health and disability coverage that is in effect with respect to the employee and his eligible dependents.  No benefit shall be paid if the employee’s date of termination occurs before the effective time of the change in control or if the employee is terminated for cause.

The agreement provides that to the extent the value and amounts of benefits under the agreement, together with any other amounts and the value of other benefits received by the employee in connection with a change in control would cause any amount to be non-deductible pursuant to Section 280G of the Code, then the amounts and benefits under the agreement will be reduced to the extent necessary to avoid the non-deductibility of any such amounts and benefits under Section 280G.  Benefits under the agreement also may be suspended, reduced or eliminated to comply with other regulatory requirements referred to in the agreement.

The agreement includes noncompetition provisions that restricts the employee, during the one-year period following termination of the agreement, from becoming a director, officer or employee of or consultant to any bank, savings bank, savings and loan association, credit union or similar financial institution or holding company of any such entity in any county in which the Bank or any other affiliate of the Bank operates a full service branch office or lending center on the date of termination of the agreement.  However, the employee may acquire and own an interest in a business that is dissimilar from that of the Bank or the Company, or solely as a passive investor in any business.  The agreement also includes confidentiality and non-solicitation restrictions.

The foregoing description of the change in control severance agreement does not purport to be complete and is qualified in its entirety by reference to the form of change in control severance agreement, a copy of which is furnished as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are being furnished herewith and this list shall constitute the exhibit index:

10.1       Form of Employment Agreement between Anchor Bank and Jerald L. Shaw and
               Terri L. Degner
10.2       Form of Change in Control Severance Agreement between Anchor Bank and
               Gregory H. Schultz

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANCHOR BANCORP

Date: May 22, 2014	By: /s/Jerald L. Shaw
Jerald L. Shaw
President and Chief Executive Officer